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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4





                           NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED DECEMBER 14, 2000
                       TO PROSPECTUS DATED APRIL 26, 2000

         The selling stockholders table on pages 19-22 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amounts of 4 3/4% convertible senior notes due 2007.

                                                    CONVERTIBLE NOTES                         COMMON STOCK
                                                    -----------------                         ------------
                                             PRINCIPAL           PRINCIPAL
                                             AMOUNT OF           AMOUNT OF                                  NUMBER OF
                                            CONVERTIBLE         CONVERTIBLE           NUMBER OF              SHARES
NAME OF SELLING STOCKHOLDER                 NOTES OWNED        NOTES OFFERED        SHARES OWNED            OFFERED
---------------------------                 -----------        -------------        ------------            -------
Jefferies & Co.                             $  640,000           $  640,000              -0-                 -0-
Public Employees' Retirement Association    $3,000,000           $3,000,000              -0-                 -0-
of Colorado